CERTIFICATE OF TRUST

                                       OF

                            VIATEL FINANCING TRUST I

             This Certificate of Trust of Viatel Financing Trust I (the ''Trust''), dated March 30, 2000, is being duly executed and filed by the undersigned, as trustees, to form a business trust under the Delaware Business Trust Act (12 Del. C, Section 3801, et seq.) (the ''Act'').

             1. Name. The name of the business trust formed by this Certificate of Trust is Viatel Financing Trust I.

             2. Delaware Trustee. The name and business address of the trustee of the Trust with its principal place of business in the State of Delaware arc The Bank of New York (Delaware), White Clay Center, Route 273, Newark, Delaware 19711.

             3. Effective Date. This Certificate of Trust shall be effective upon filing with the Secretary of State of the State of Delaware.

             IN WITNESS WHEREOF, the undersigned, being the trustees of the Trust, have executed this Certificate of Trust in accordance with Section 3811
(a)(1) of the Act.


                                    THE BANK OF NEW YORK (DELAWARE),
                                    not in its individual capacity but
                                    solely as trustee

                                    By:   /s/ William T. Lewis
                                          -----------------------------
                                          Name:  William T. Lewis
                                          Title:  Senior Vice President

                                    THE BANK OF NEW YORK,
                                    not in its individual capacity but
                                    solely as trustee

                                    By:   /s/ Ming Shiang
                                          -----------------------------
                                          Name:  Ming Shiang
                                          Title:  Vice President

                                    James P. Prenetta, Jr.
                                    not in his individual capacity but
                                    solely as trustee

                                    /s/  James Prenetta, Jr.
                                    ------------------------------------